EXHIBIT 24

POWER OF ATTORNEY

                 The undersigned, acting in the capacity or capacities stated with their respective names below, hereby constitute and appoint Gilbert L. Klemann, II and Kim K. Azzarelli, each his or her true and lawful attorneys-in-fact with the authority to execute in the names of the undersigned officers and directors in the capacities indicated below, and to file with the U.S. Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, a registration statement on Form S-8 under the Securities Act of 1933, as amended, relating to the Avon Products, Inc. 2005 Stock Incentive Plan and any and all amendments (including post-effective amendments) and supplements thereto necessary or advisable to enable Avon Products, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorneys-in-fact executing the same deem appropriate; and the undersigned do hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or either of them, shall do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Andrea Jung Andrea Jung	Chairman of the Board, Chief Executive Officer and Director - Principal Executive Officer	November 4, 2005
/s/ Susan J. Kropf Susan J. Kropf	President and Chief Operating Officer and Director	November 4, 2005
/s/ Charles W. Cramb Charles W. Cramb	Executive Vice President, Finance and Technology and Chief Financial Officer - Principal Financial Officer	November 4, 2005
/s/ Kevin W. Byrne Kevin W. Byrne	Vice President and Controller - Principal Accounting Officer	November 1, 2005
/s/ W. Don Cornwell W. Don Cornwell	Director	November 4, 2005
/s/ Edward T. Fogarty Edward T. Fogarty	Director	November 4, 2005
/s/ Stanley C. Gault Stanley C. Gault	Director	November 1, 2005

Signature	Title	Date
/s/ Fred Hassan Fred Hassan	Director	November 1, 2005
/s/ Maria Elena Lagomasino Maria Elena Lagomasino	Director	November 1, 2005
/s/ Ann S. Moore Ann S. Moore	Director	November 2, 2005
/s/ Paul S. Pressler Paul S. Pressler	Director	November 1, 2005
/s/ Paula Stern Paula Stern	Director	November 1, 2005
/s/ Lawrence A. Weinbach Lawrence A. Weinbach	Director	October 29, 2005